CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-116068 of Ainsworth Lumber Co. Ltd. and Ainsworth Engineered Corp. (previously Voyageur Panel Limited) of our report dated February 14, 2004 appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants
Vancouver, British Columbia
July 15, 2004.